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                                                                   EXHIBIT 23.1

   Independent Auditors' Report on Financial Statement Schedule and Consent

The Board of Directors
Pilot Network Services, Inc.:

The audits referred to in our report dated June 30, 2000, included the related financial statement schedule as of March 31, 2000, and for each of the years in the three-year period ended March 31, 2000, included in the annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-33020 and 333-61187) on Form S-8 of Pilot Network Services, Inc. of our report dated June 30, 2000, relating to the consolidated financial statements of Pilot Network Services, Inc. and subsidiaries as of March 31, 1999 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended March 31, 2000, and the related schedule, which report appears in the March 31, 2000 annual report on 10-K of Pilot Network Services, Inc.

                                                       /s/ KPMG LLP

San Francisco, California
June 30, 2000